UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

Commission File Number: 333-141817

TECTON CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

(702) 387 2382
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[      ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2007, Tecton Corporation (“Tecton”) entered into an agreement (the “Firefly Agreement”) with GeoXplor Corp. (“GeoX”) whereby Tecton acquired an option to acquire a 100% interest in certain mining properties, located in San Juan County, Utah (the “Firefly Properties”). The Firefly Properties are comprised of mineral concessions with uranium potential that were issued to GeoX by the Bureau of Land Management.

Exclusivity of Exploration: Under the terms of the Firefly Agreement, Tecton has the exclusive right to conduct exploration on the Firefly Properties during the term of the agreement, provided that Tecton pays to GeoX an aggregate sum of $200,000 by June 15, 2007 (of which Tecton has already paid $20,000) and Tecton has incurred certain minimum annual exploration expenditures and stock issuances (as described below).

Payment Schedule: Exploration Expenditure and Shares to be Issued

Due Date	Minimum Amount of Exploration Expenditures
May 30, 2008	$200,000
May 30, 2009	$250,000
May 30, 2010	$300,000
Total	$750,000

Tecton is also obligated to make the following issuances of its capital stock to GeoX in order to maintain the Firefly Agreement and fully exercise its option:

Due Date	Shares to be Issued
On or before June 25, 2007	200,000 common shares
On or before May 30, 2008	200,000 common shares

Registration of Shares

Tecton has also agreed to submit for registration under the US Securities Act, half of the common shares of Tecton issued to GeoX under the Firefly Agreement within a year of the issuance of those shares (as outlined in the schedule provided below.)

Due Date	Shares to be Registered
On or before December 25, 2007	100,000 common shares
On or before November 30, 2008	100,000 common shares

Royalty Payment: Net Smelter Royalty and Required ‘Event’ Payments

Tecton is also obligated to pay to GeoX a net smelter royalty (“Net Smelter Royalty”) equal to 3% of sales of uranium or other ores from the Firefly Properties. At any time, Tecton may acquire 50% of the rights of GeoX to the Net Smelter Royalty by paying GeoX $1,000,000 and issuing GeoX 500,000 shares.

Tecton has also agreed to make the following payments:

Due Date		Required Payment
Upon earlier of:		$1,000,000
a)	Receipt by Tecton of a feasibility study recommending production; and,
b)	May 30, 2010.
Upon earlier of:		$1,000,000
a)	Commencement of construction of mine on Firefly Property; and,
b)	May 30, 2011.
Upon earlier of:		$1,500,000
a)	Commencement of commercial production from Firefly Property; and,
b)	May 30, 2012.
Upon receipt of first $1,500,000 from commercial production from the Firefly Property.		$1,500,000

Termination: Tecton may terminate the Agreement at any time upon 30 days written notice of termination to GeoX. The Agreement will automatically terminate if any of the option payments as described under the Payment Schedule above are missed.

In the event Tecton terminates the Firefly Agreement, or abandons any of the claims constituting the Firefly Properties, Tecton must:

1.	surrender the property(ies) abandoned to GeoX, in good standing with applicable laws and free of any encumbrances;

2.	deliver to GeoX within 60 days of termination or abandonment a report of all work carried out on the abandoned property(ties);

3.	remove all equipment from the abandoned property(ies) within 6 months of abandonment or termination; and,

4.	deliver to GeoX an executed Quitclaim Deed of all interest of Tecton in the abandoned property(ies).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
(Registrant)
Date: May 31, 2007	By:	/s/ Norman Meier
President, Chief Executive Officer